UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 22, 2020

QUEST PATENT RESEARCH CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	33-18099-NY	11-2873662
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 Theodore Fremd Ave., Suite 206S, Rye, NY	10580-1411
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (888) 743-7577

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by a check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Pursuant to a securities purchase agreement dated October 22, 2015 between the Company, certain of its subsidiaries and United Wireless Holdings, Inc. (“United Wireless”), the Company issued its 10% secured convertible promissory notes due September 30, 2020 to United Wireless. The securities purchase agreement and related agreements are described in the Company’s annual report on Form 10-K for the year ended December 31, 2019.

The notes are currently held by Intelligent Partners, LLC (“Intelligent Partners”), as transferee of United Wireless. Intelligent Partners is an affiliate of United Wireless. At September 30, 2020, promissory notes in the aggregate principal amount of $4,672,810 were outstanding and, at September 30, 2020, accrued interest on the notes was $117,780. The notes became due by their terms on September 30, 2020, and the Company did not make any payment on account of principal of and interest on the notes on that date.

As previously reported, on October 1, 2020, the Company entered into a standstill agreement with Intelligent Partners pursuant to which:

●	Intelligent Partners agreed that, provided that the Company pays Intelligent Partners $117,780 of accrued interest on the note by October 2, 2020 (which payment was timely made), for a period commencing on October 1, 2020 until the earlier of (i) October 22, 2020 or (ii) the date of any action by any person (other than Intelligent Partners and its affiliates) relating to the assertion of a breach or default by the Company or any of its subsidiaries under any agreement to which the Company or any of its subsidiaries is a party (the “Standstill Period”), Intelligent Partners and any person acting on behalf of Intelligent Partners will forebear from taking any action to enforce any of the rights they have or may have under the Agreements between the Company and Intelligent Partners or under applicable law or otherwise in respect of or arising out of the failure by the Company to pay the principal on the notes on the maturity date thereof or as a result of any defaults or alleged defaults by the Company or any subsidiary of the Company under any of the agreement between the Company and Intelligent Partners or under any applicable law or otherwise.

●	During the Standstill Period, the Company and Intelligent Partners will seek to negotiate a mutually agreeable restructure agreement which provides for restructure of the Company’s obligations under the notes and a modification of its obligations under the Company’s Agreements with Intelligent Partners.

On October 22, 2020, the Standstill Period was extended to October 27, 2020, and, on October 27, 2020, the Standstill Period was further extended to October 31, 2020.

The Company intends to negotiate in good faith with respect to a restructuring of its obligations to Intelligent Partners. However, the Company cannot give any assurance that it will be successful in negotiating a restructure. In the event the Company is not able to negotiate a restructure, it may not be able to continue in business and may be necessary for the Company to seek protection under the Bankruptcy Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST PATENT RESEARCH CORPORATION
(Registrant)

Date: October 29, 2020	/s/ Jon C. Scahill
	By:	Jon C. Scahill
	Title:	Chief Executive Officer

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